Exhibit 99.1

CORPORATE HEADQUARTERS

15601 Dallas Parkway

Suite 600

Addison, Texas 75001

866.655.3600

behringerharvard.com

INVESTOR INFORMATION

For additional information about

Behringer Harvard and its real estate

programs, please contact us at

866.655.3650.

Commentary

Fund Details

•  The Fund’s properties remained 100 percent leased at the end of the third quarter of 2006.

•  Investors continued to receive distributions at a 6 percent annualized rate.

•  In November, we entered into a contract to sell the Northpoint property to Medical Edge Healthcare Group, Inc. for $6,250,000. Medical Edge leases a substantial majority of the property and has already made an earnest money deposit of $50,000.

Financial Statement Details

•  Rental revenue in the third quarter increased slightly over the amount reported in the second quarter due to additional billings for real estate taxes at the 2800 West Mockingbird property.

•  The decrease in net operating income during the third quarter is attributed primarily to fewer common area maintenance billings at Tucson Way and an increase in non-recoverable property operating expenses.

Market Details

•  Denver (Tucson Way) – According to the research department of Grubb & Ellis, the Denver office market improved its occupancy rate for the seventh consecutive quarter. Most property types have experienced a slight increase in rental rates.

•  Minneapolis (Hopkins Building) – The Minneapolis office market showed significant improvement during the third quarter according to Grubb & Ellis. In addition to more than 292,000 square feet of absorption during the third quarter, there were increases in occupancy and average rental rates.

•  Dallas (remaining Fund assets) – Grubb & Ellis reports that the Dallas/Fort Worth Metroplex office market absorbed more than 1.6 million square feet of office space during the third quarter and showed increased occupancy for the ninth consecutive quarter.

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

CONSOLIDATED BALANCE SHEETS

(in thousands, except unit amounts)	Sep. 30, 2006	Dec. 31, 2005

Assets

Real estate

Land	$7,725	$7,823

Buildings, net	20,093	20,535

Total real estate	27,818	28,358

Cash and cash equivalents	2,822	3,032

Accounts receivable, net	461	368

Prepaid expenses and other assets	39	33

Lease intangibles, net	5,042	5,865

Total assets	$36,182	$37,656

Liabilities and partners’ capital

Liabilities

Accounts payable	$39	$-

Payables to affiliates	37	23

Acquired below–market lease intangibles, net	477	597

Distributions payable	214	225

Accrued liabilities	1,917	998

Total liabilities	2,684	1,843

Partners’ capital

Limited partners – 44,000,000 units authorized; 4,338,585 and 4,414,924 units issued and outstanding at September 30, 2006 and December 31, 2005, respectively	33,498	35,813

General partners	-	-

Total partners’ capital	33,498	35,813

Total liabilities and partners’ capital	$36,182	$37,656

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)	9 mos. ended Sep. 30, 2006	9 mos. ended Sep. 30, 2005

Cash flows from operating activities

Net income	$362	$228

Adjustments to reconcile net income to net cash flows provided by operating activities:

Depreciation and amortization	1,389	968

Change in accounts receivable	(93)	(100)

Change in prepaid expenses and other assets	(5)	(76)

Change in accounts payable	39	6

Change in accrued liabilities	461	247

Addition of lease intangibles	(24)	-

Cash provided by operating activities	2,129	1,273

Cash flows from investing activities

Purchases of real estate	-	(12,055)

Purchases of property and equipment	(122)	(220)

Cash used in investing activities	(122)	(12,275)

Cash flows from financing activities

Proceeds from the sale of limited partnership units	-	12,561

Redemptions	(249)	(135)

Offering costs	-	(1,504)

Distributions	(1,982)	(1,691)

Change in limited partners’ subscriptions	-	(1,340)

Change in restricted cash	-	1,339

Change in receivables or payables to affiliates	14	-

Cash (used in) provided by financing activities	(2,217)	9,230

Net change in cash and cash equivalents	(210)	(1,772)

Cash and cash equivalents at beginning of period	3,032	9,198

Cash and cash equivalents at end of period	$2,822	$7,426

Non-cash financing activities:

Limited partnership units issued under distribution reinvestment plan	$-	$162

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

CONSOLIDATED STATEMENTS OF OPERATIONS

	3 mos. ended	3 mos. ended	9 mos. ended	9 mos. ended
(in thousands, except per unit amounts)	Sep. 30, 2006	Sep. 30, 2005	Sep. 30, 2006	Sep. 30, 2005

Rental revenue	$1,404	$1,137	$4,166	$2,916

Expenses

Property operating expenses	333	363	1,005	864

Real estate taxes	295	229	708	423

Property and asset management fees	96	80	280	199

General and administrative	161	197	421	442

Depreciation and amortization	472	404	1,412	943

Total expenses	1,357	1,273	3,826	2,871

Interest income	14	45	22	183

Other loss	-	(6)	-	-

Net income (loss)	$61	$(97)	$362	$228

Net income (loss) allocated to general partners	$-	$-	$-	$-

Net income (loss) allocated to limited partners	$61	$(97)	$362	$228

Weighted average number of limited partnership units outstanding	4,373	4,421	4,391	4,292

Basic and diluted net income (loss) per limited partnership unit	$0.01	$(0.02)	$0.08	$0.05

The accompanying unaudited, consolidated financial statements do not include all of the information and note disclosures required by generally accepted accounting principals (GAAP). The financial statements include all adjustments (of a normal recurring nature) necessary to present fairly our consolidated financial position as of September 30, 2006 and December 31, 2005 and our unaudited, condensed, consolidated results of operations and cash flows for the periods ended September 30, 2006 and September 30, 2005. A copy of the Partnership’s Form 10-Q, filed with the Securities and Exchange Commission, is available without charge at www.sec.gov, or by visiting behringerharvard.com, or by written request to the Partnership at its corporate headquarters.

This quarterly report summary contains forward-looking statements, including discussion and analysis of the financial condition of Behringer Harvard Mid-Term Value Enhancement Fund I LP (which may be referred to as the “Partnership,” “we,” “us,” or “our”) and our subsidiaries, our anticipated capital expenditures required to complete projects, amounts of anticipated cash distributions to our investors in the future and other matters. These forward-looking statements are not historical facts but are the intent, belief or current expectations of management based on their knowledge of the business and industry. Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond our control, are difficult to predict, and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements.

BEHRINGER HARVARD MID-TERM VALUE ENHANCEMENT FUND I LP (Unaudited)

NET OPERATING INCOME (NOI)

	3 mos. ended	3 mos. ended
(in thousands)	Sep. 30, 2006	Jun. 30, 2006

Rental revenue	$1,404	$1,393

Operating expenses

Property operating expenses	333	316

Real estate taxes	295	211

Property and asset management fees	96	92

Less: Asset management fees	(42)	(42)

Total operating expenses	682	577

Net operating income[1]	$722	$816

RECONCILIATION OF NOI TO NET INCOME

Net operating income[1]	$722	$816

Less: Depreciation & amortization	(472)	(471)

General & administrative expenses	(161)	(118)

Asset management fees	(42)	(42)

Add: Interest income	14	5

Net income	$61	$190

1 Net operating income (NOI) is defined as net income, computed in accordance with GAAP, generated from properties before interest expense, asset management fees, interest income, general and administrative expenses, depreciation, amortization, minority interests and the sale of assets. Management believes that NOI provides the investor with an accurate measure of the Partnership’s operating performance because NOI reflects the operating performance of its properties and excludes certain items that are not associated with management of the properties. To facilitate understanding of this financial measure, a reconciliation of net operating income to net income has been provided in accordance with GAAP.

Published 1/07 • IN
© 2007 Behringer Harvard	6110342

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